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                                                                       EXHIBIT 5

                                                  March 19, 2003

New York State Electric & Gas Corporation
P.O. Box 3287
Ithaca, NY 14852-3287

Dear Sirs:

     In connection with the proposed public offering and sale of up to $350,000,000 aggregate offering price of certain senior unsecured debt securities (the "Debt Securities") and new preferred stock (the "Stock," and together with the Debt Securities, the "Securities"), in one or more series, New York State Electric & Gas Corporation (the "Company") is filing with the Securities and Exchange Commission a registration statement under the Securities Act of 1933, as amended, on Form S-3 (the "Registration Statement") with which this opinion is to be included as an Exhibit.

     The Debt Securities are to be issued under an indenture entered into between the Company and JPMorgan Chase Bank, as Trustee, dated as of November 18, 2002, as amended and supplemented, and as may be amended and supplemented from time to time by one or more supplemental indentures relating to the Debt Securities (the "Supplemental Indentures"), said indenture, as amended and supplemented, and as to be amended and supplemented by the Supplemental Indentures being hereinafter called the "Indenture."

     As your counsel, we are generally familiar with the corporate proceedings of the Company and we have participated in all proceedings taken by the Company in connection with the proposed issuance and sale of the Securities.

     In our opinion, when the actions as hereinafter set forth shall have been taken, the Securities will have been duly authorized, and, when sold, will be legally issued, fully paid and non-assessable, and the Debt Securities will be binding obligations of the Company and entitled to the benefits of the Indenture, enforceable in accordance with its terms, except as the same may be limited by bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium or other similar laws and judicial decisions affecting the enforcement of creditors' rights and remedies generally and general principals of equity (regardless of whether enforcement is considered in a proceeding at law or in equity), which do not, in our opinion, make inadequate the remedies of the Indenture:

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New York State Electric & Gas Corporation
March 19, 2003
Page 2


(a) The Securities and Exchange Commission shall have entered an appropriate order declaring the Registration Statement effective;

(b) In connection with the issuance of the Debt Securities, the Indenture shall have become qualified under the Trust Indenture Act of 1939;

(c) In connection with the issuance of the Debt Securities, the Board of Directors of the Company shall have taken appropriate action authorizing the execution and delivery of the Supplemental Indentures, and the same shall have been duly executed and delivered;

(d) In connection with the issuance of the Stock, the Board of Directors shall have taken appropriate action in connection with the issuance and sale of the Stock, including the authorization, execution and filing of one or more Certificates of Amendment to the Company's Restated Certificate of Incorporation, as amended, under Section 805 of the Business Corporation Law, in substantially the form filed as an exhibit to the Registration Statement, and the same shall have been duly executed, delivered and filed in the Office of the Secretary of State of the State of New York;

(e) The Board of Directors of the Company shall have authorized the issuance and sale of the Securities;

(f) The Securities shall have been appropriately issued, and in the case of issuance of the Debt Securities, shall have been authenticated by the Trustee under the Indenture, and the Securities shall have been delivered to the purchaser or purchasers thereof and the consideration therefor received by the Company; and

(g) The Public Service Commission of the State of New York shall have approved the issuance and sale of the Securities.

     The opinions expressed herein are limited to the laws of the State of New York and to applicable United States federal law and we express no opinion as to the law of any other jurisdiction.

     We hereby consent to the making of the statements with reference to our firm under the heading "Legal Matters" in the Registration Statement and to the filing of this opinion as an exhibit to the Registration Statement.

                                                  Very truly yours,


                                                  /s/ Huber Lawrence & Abell